Exhibit (a)(2)

J.P.Morgan

J.P.Morgan

AMENDMENT NO. 1, dated as of June 17, 2021 (the "Amendment"), to the Fourth Further Amended and Restated Deposit Agreement dated as of February 19, 2016 (the "Deposit Agreement") among RIO TINTO PLC, incorporated under the laws of England, and its successors (herein called the “Company”), JPMORGAN CHASE BANK, N.A., as depositary hereunder (herein called the “Depositary”), and all Owners and holders from time to time of American Depositary Receipts issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and the Receipts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND AMERICAN DEPOSITARY RECEIPTS

SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement as further amended by this Amendment.

SECTION 2.02. Section 2.09 of the Deposit Agreement is amended to read as follows:

Section 2.09. Intentionally Omitted.

SECTION 2.03. Subsection (iv) of the fourth sentence of Section 5.09 of the Deposit Agreement and the fifth through seventh sentences of Section 5.09 of the Deposit Agreement are replaced with the following:

(iv) amounts described or contemplated under the next four paragraphs of this Section 5.09 (which are paid out of such foreign currency). For further details see https://www.adr.com.

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Additionally, to facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Owners or beneficial owners of American Depositary Shares. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

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Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Owners and beneficial owners of American Depositary Shares each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

SECTION 2.04. The address of the Depositary set forth in Section 7.05 of the Deposit Agreement is amended to read as follows:

JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 11, New York,

New York, 10179, Attention: Depositary Receipts Group Fax: (302) 220-

4591

SECTION 2.05. The form of American Depositary Receipt, and all outstanding American Depositary Receipts, are amended and restated to read as set forth in Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in France, nor does any stamp or similar tax or governmental charge need to be paid in France on or in respect of such agreements.

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ARTICLE IV

MISCELLANEOUS

Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement. Other than as set forth herein, nothing in this Amendment shall affect any of the respective rights and obligations of any of the parties hereto under the Deposit Agreement. By executing this Amendment, the parties hereto ratify and confirm the terms of the Deposit Agreement, as modified by the terms of this Amendment. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. If there shall be any conflict in the terms and conditions of the Deposit Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding. This Amendment will be construed, regulated and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The jurisdictional provisions of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof applicable hereto.

If any court of competent jurisdiction holds any provision of this Amendment invalid or unenforceable, the other provisions of the Deposit Agreement as amended hereby will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Amendment, together with the Deposit Agreement as amended hereby, contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all other communications (oral, written or in any other form) between the parties hereto concerning this subject matter. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, RIO TINTO PLC and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to Deposit Agreement as of the day and year first above set forth and all Owners and holders of American Depositary Receipts shall become parties hereto.

RIO TINTO PLC

By: /s/ Steve Allen
Name: Steve Allen
Title: Group Company Secretary

JPMORGAN CHASE BANK, N.A.

By: /s/ Timothy E. Green
Name: Timothy E. Green
Title: Vice President

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EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

No.	AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents one
Rio Tinto Share)

JPMORGAN CHASE BANK, N.A.

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

RIO TINTO PLC

(INCORPORATED UNDER THE LAWS OF ENGLAND)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________, or registered assigns IS THE OWNER OF _____________ American Depositary Shares representing deposited Ordinary Shares (herein called "Rio Tinto Shares") of Rio Tinto plc, incorporated under the laws of England (herein called the "Company"). At the date hereof, each American Depositary Share represents one Rio Tinto Share deposited under the deposit agreement with the Custodian appointed thereunder (herein called the "Custodian").

THE DEPOSITARY'S PRINCIPAL OFFICE IS:

383 MADISON AVENUE, NEW YORK, N.Y. 10179

1.       THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Fourth Further Amended and Restated Deposit Agreement, dated as of February 19, 2016 (as hereinafter amended from time to time, herein called the "Deposit Agreement") by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Rio Tinto Shares deposited thereunder and any and all other Securities, property and cash from time to time received in respect of such Rio Tinto Shares and held thereunder (such Rio Tinto Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Principal Office in New York City and at the office of the Custodian.

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The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF RIO TINTO SHARES.

(h)               Upon surrender at the Principal Office of the Depositary of a Receipt in certificated form or proper instructions and documentation, in the case of a Direct Registration Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Rio Tinto Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.       TRANSFER, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Rio Tinto Shares being deposited or withdrawn) and payment of any applicable fees may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

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The delivery of Receipts against deposits of Rio Tinto Shares generally or against deposits of particular Rio Tinto Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the Receipt register is closed, or if any such action is deemed necessary or advisable by the Depositary or in the case of the American Depositary Share issuance books only, by the Company, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Rio Tinto Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Rio Tinto Shares.

4.       LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charges (including any penalties and/or interest) shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary and by holding or having held a Receipt (or an American Depositary Share) the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner hereof remaining liable for any deficiency. By holding a Receipt (or a beneficial interest therein), each Owner and holder of an interest in American Depositary Shares agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

5.       WARRANTIES OF DEPOSITORS.

Every person depositing Rio Tinto Shares under the Deposit Agreement represents and warrants that (a) such Rio Tinto Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Rio Tinto Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Rio Tinto Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Rio Tinto Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Rio Tinto Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Rio Tinto Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Rio Tinto Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.

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6.       FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Rio Tinto Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Rio Tinto Shares, which may, but need not be the English Registrar) of the Rio Tinto Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, (i) as the Depositary may, in good faith, deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations under the Deposit Agreement or (ii) other than in the case of the delivery of any Deposited Securities, as the Company may reasonably require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary or the Custodian, as the case may be, shall, at the request and expense of the Company, provide the Company with copies of information it receives pursuant to this Article 6.

7.       DISCLOSURE OF BENEFICIAL OWNERSHIP.

(A)       Each person who is the holder or the Owner of a Receipt, by holding the same or, as appropriate, by seeking or accepting registration in respect of a Receipt on the Receipt register agrees to notify the Depositary at its Principal Office within 2 days of his acquiring, directly or indirectly (by virtue of the ownership of Receipts or otherwise) an interest in 1% or more of Rio Tinto Shares of such acquisition and the notification (the "Notification") shall include particulars of:

(a)       the name, address and citizenship of every person with an interest in the Rio Tinto Shares to which the Notification relates; and

(b)       the number of Rio Tinto Shares in which each such person is interested so far as known to the person making the Notification at the date when the Notification is made.

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If a change occurs in the particulars notified to the Depositary referred to above, the person making the Notification shall, within 2 days of his becoming aware of the change, notify the Depositary at its Principal Office of such change.

The Depositary shall notify the Company of such Notification in writing forthwith by facsimile transmission and shall provide the Company with a copy of such Notification which the Depositary receives. The Depositary shall, at the Company's request, also notify the Company forthwith of any person's interest in 1% or more of Rio Tinto Shares so far as the same is ascertainable from the books and records of the Depositary maintained for the purposes of the Deposit Agreement and such notification shall contain the particulars specified in paragraphs (a) and (b) above insofar as they are known to the Depositary. The Depositary, by receiving and forwarding such Notification, shall not take on any responsibility for reporting such Notification or restricting the deposit or sale of Rio Tinto Shares or Receipts or any other duty not imposed on the Depositary concerning such information by United States rules and regulations. In addition, the Depositary by agreeing to this provision does not agree to take any further steps on the Company's behalf regarding beneficial ownership other than as specifically set forth in this Article 7.

For the purposes of this Article 7,

(i)       two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or depositing securities of the Company shall be deemed a "person";

(ii)       the percentage of Rio Tinto Shares in respect of which the obligation to make a Notification exists shall be such percentage of the issued Rio Tinto Shares outstanding from time to time. As of the date of the amended and restated Deposit Agreement, 1% of such outstanding issued Rio Tinto Shares equals 10,680,833 Rio Tinto Shares. The Company shall notify the Depositary not later than January 31 and July 31 in each year of the number of Rio Tinto Shares that, as at the end of the immediately preceding calendar month, equaled 1% of the issued Rio Tinto Shares outstanding at that date. The Depositary shall have no duty under this subsection (ii) of Article 7 unless the Company requests, in writing and pursuant to Section 5.06 of the Deposit Agreement, that the Depositary forward such information to Owners; and

(iii)        sections 203 to 209 of the Companies Act 1985 of Great Britain (or any statutory modification or re-enactment thereof) shall apply in determining whether any person has an interest or is interested in Rio Tinto Shares.

(B)        The Depositary shall, at the Company's request and expense, send to any Owner specified by the Company a notice requiring such Owner to notify the Depositary as to whether any of such Owner's American Depositary Shares represented by any of the Receipts held by or registered in the name of such Owner are being held, directly or indirectly, for some person other than such Owner and if so, the name, address and citizenship of such other person or persons. Each Owner by holding a Receipt or, as appropriate, seeking or accepting registration on the books of the Depositary maintained for the purpose, agrees to provide to the Depositary at its Principal Office the information requested in the Depositary's notice within 7 days after the date of the notice and the Depositary shall forthwith furnish the Company with the information provided. Should any owner fail to provide the information sought within such period of 7 days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall:

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(a)       discontinue the registration of transfers of all Receipts registered in the name of such Owner;

(b)       suspend the distribution of dividends to such Owner; and

(c)       not give any further notices to such Owner.

Notwithstanding the foregoing, the Company may not so instruct the Depositary with respect to American Depositary Shares registered in the name of Cede & Co., as nominee for DTC.

8.        CHARGES OF DEPOSITARY.

The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Rio Tinto Shares, issuances contemplated by Article IV of the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received by it prior to such deposit to pay such charge. The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Rio Tinto Shares or by any party surrendering American Depositary Shares and/or to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Article IV of the Deposit Agreement), whichever is applicable (i) a fee of U.S.$0.02 or less per American Depositary Share for any cash distribution made pursuant to this Deposit Agreement, (ii) a fee of U.S.$1.50 per Receipt or Receipts for transfers made under the Deposit Agreement, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes hereof treating all such securities as if they were Rio Tinto Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.02 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipt program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Rio Tinto Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Rio Tinto Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Rio Tinto Shares, American Depositary Receipts or Deposited Securities (which are payable by such persons or Owners), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Rio Tinto Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Rio Tinto Shares as of the date of the Deposit Agreement), and (iv) amounts described or contemplated under the next four paragraphs of this Article 8 (which are paid out of such foreign currency). For further details see https://www.adr.com.

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Additionally, to facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Owners or beneficial owners of American Depositary Shares. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

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Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Owners and beneficial owners of American Depositary Shares each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement..

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Receipt program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

9.        INTENTIONALLY OMITTED.

10.        TITLE TO RECEIPTS.

It is a condition of this Receipt, and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered in the Receipt register as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

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11.        VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a registrar shall have been appointed to register Receipts or transfers of Receipts, by the manual signature of a duly authorized officer of such registrar.

12.       REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports and communications may be inspected and copied through the Commission’s EDGAR system or at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep at its Principal Office a Receipt register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

13.        DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a non-United States currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

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Whenever the Depositary receives any distribution other than cash or Rio Tinto Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary in good faith may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary or the Company in good faith and reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may in good faith and reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Rio Tinto Shares, the Depositary shall, unless the Company shall request otherwise, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Rio Tinto Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Rio Tinto Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If, at the request of the Company, additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Rio Tinto Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

14.       RIGHTS.

(a)       Distribution to Owners. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Rio Tinto Shares, the Company shall give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners. The Depositary shall make such rights available to Owners only if (i) the Company shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Article 14 (b) below or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse. In the event all conditions set forth above are satisfied, subject to any other agreements the Depositary may reasonably request, the Depositary shall establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Owners to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges). Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise such rights to subscribe for Rio Tinto Shares (rather than American Depositary Shares).

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(b)       Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) upon the terms set forth in Section 4.01 of the Deposit Agreement.

(c)       Lapse of Rights. If the Depositary is unable to make any rights available to Owners upon the terms described in Article 14 (a) or to arrange for the sale of the rights upon the terms described in Article 14(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owners in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Article 14, If registration (under the Securities Act and/or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act (and/or such other applicable law) covering such offering is in effect or (ii) unless the Company furnishes to the Depositary at the Company’s own expense opinion(s) of counsel to the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes and charges.

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There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Rio Tinto Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Rio Tinto Shares or other securities to be acquired upon the exercise of such rights.

15.       RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, the Depositary shall, after consultation with the Company if practicable in the case of a record date set in response to a Company record date, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company), for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Rio Tinto Shares. Subject to the Deposit Agreement, only such Owners at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act or be responsible or obligated in respect of any such other matter.

16.       VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and in any related material supplied by the Company to the Depositary, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Rio Tinto Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, actually received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Rio Tinto Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that the Custodian and the nominee(s) of the Depositary or the Custodian shall not, vote or attempt to vote or exercise or attempt to exercise any other rights in respect of Deposited Securities, other than in accordance with prior written instructions of the Owners of Receipts therefor, and shall not vote or attempt to exercise the right to vote or exercise or attempt to exercise any other right attaching to Rio Tinto Shares or other Deposited Securities, if no instructions are received with respect to such securities. Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Owners are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the American Depositary Receipt department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

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17.       CHANGES AFFECTING DEPOSITED SECURITIES.

Subject to the other provisions of the Deposit Agreement, the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend the Receipts or distribute additional or amended Receipts (with or without calling Receipts for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split up, consolidation, cancellation or other reclassification of Deposited Securities, any Rio Tinto Share distribution or other distribution not distributed to Owners or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the Receipts or make a distribution to Owners to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each American Depositary Share evidenced shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Owners in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Owners in accordance with the terms thereof, as soon as reasonably practicable..

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18.       LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary, its agents nor the Company shall incur any liability to any person, including any Owner or beneficial owner of an interest in American Depositary Shares, if, by reason of any present or future law, rule, regulation, fiat, order or decree of the United States, the United Kingdom or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or of or governing the Deposited Securities, or by reason of any act of God, war, terrorism, nationalization or other circumstance beyond its control the Depositary, its agents or the Company shall be prevented, delayed or forbidden from doing or performing, or subjected to any civil or criminal penalty in connection with, any act or thing which by the terms of the Deposit Agreement, the Memorandum and Articles of Association of the Company or the Deposited Securities it is provided shall be done or performed (including, without limitation, voting); nor shall the Depositary, its agents or the Company incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable) nor, in any case, shall the Depositary, its agents or the Company incur any liability to any Owner or beneficial owner of an interest in American Depositary Shares or other person by reason of any nonperformance or delay.

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The Depositary, the Company, their agents and each of them shall: (a) assume no liability except to perform its obligations to the extent they are specifically set forth in the Deposit Agreement without gross negligence or willful misconduct; (b) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or Receipt; (c) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Rio Tinto Shares for deposit, any Owner, or any other person believed by it to be competent to give such advice or information, and (e) any one or more of (a) through (d). The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Owners or any other holders of an interest in any American Depositary Shares about the requirements of English law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Subject to the Company's Memorandum and Articles of Association and applicable law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth herein or in any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any American Depositary Shares, Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. Neither the Depositary nor any of its agents shall be liable to Owners or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without gross negligence or willful misconduct with respect to the same matter during the period in which it previously acted as Depositary. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts) and subject to the penultimate sentence of the first paragraph of Section 5.03 of the Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

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The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under Section 5.09 of the Deposit Agreement. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

By holding an American Depositary Share or an interest therein, Owners and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

19.       RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, and subject to Article 21 hereof, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed as Depositary under the Deposit Agreement by the Company by written notice given to the Depositary and subject to Article 21 hereof, such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint, after consultation with the Company if practicable, a substitute or additional custodian or custodians in England.

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20.       AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Receipts to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Receipts or Rio Tinto Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.       TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

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22.       COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any provision of the Deposit Agreement or this Receipt, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.       WAIVER.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN AMERICAN DEPOSITARY SHARES OR RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

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